SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                        ------------------

                            FORM 8-K/A

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


 Date of Report(date of earliest event reported):February 24,2000



                      CHESAPEAKE CORPORATION
        (Exact Name of Registrant as Specified in Charter)



      Virginia                1-3203              54-0166880
     --------                 ------              -----------
(State or Other            (Commission          (IRS Employer
Jurisdiction of            File Number)      Identification No.)
Incorporation)


             1021 East Cary Street, Richmond, VA 23219
             -----------------------------------------
        (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (804)697-1000







        Page 1 of 9 pages. Exhibit Index appears on page 2.





     Item 7 of the Current Report on Form 8-K dated February 23,
2000, filed by Chesapeake Corporation (the "Company" or
"Chesapeake") on March 8, 2000, is hereby amended to provide the financial statements of the business acquired and the pro forma financial information required by Item 7.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

         a)   Financial Statements of Business Acquired.

              The audited consolidated financial statements of Boxmore International PLC as of December 31, 1999, and for the year then ended prepared in accordance with generally accepted accounting principles in the United Kingdom are filed herewith as Exhibit 99.1.

         b)   Pro Forma Financial Information.

              Unaudited pro forma condensed consolidated balance sheet as of December 31, 1999, and unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999, are set forth below under the heading Pro Forma Financial Information.

         c)   Exhibits.

              Number      Exhibit
              ------      -------

              99.1 Audited consolidated financial statements of Boxmore International PLC as of December 31, 1999, and for the year then ended.









                                -2-
                  PRO FORMA FINANCIAL INFORMATION

     On February 24, 2000, Chesapeake Corporation, a Virginia corporation (the "Company" or "Chesapeake"), completed its acquisition of substantially all of the outstanding capital shares of Boxmore International PLC ("Boxmore"), a European specialty packaging company headquartered in Belfast, Northern Ireland. The acquisition was effected through a tender offer by Chesapeake UK Acquisitions II plc ("Chesapeake UK II"), a wholly-owned subsidiary of Chesapeake, for all of the outstanding capital shares of Boxmore at a purchase price of (pound)2.65 per share. The tender offer represented a value of approximately US $315 million for Boxmore's outstanding share capital. Including assumed debt of approximately US $64 million, the tender offer reflected a total enterprise value for Boxmore of approximately US $379 million. The offer price was determined through arms-length negotiations between Chesapeake and Boxmore.

     The purchase price for Boxmore's capital shares was paid in cash of $229.9 million, and $85.2 million in unsecured loan notes ("Loan Notes") issued by Chesapeake UK II and guaranteed by First Union National Bank, London Branch ("First Union, London"). The Loan Notes bear interest at a variable rate per annum equal to the LIBOR rate for six month sterling deposits less one-half of one percent, are redeemable in whole or part at the option of the holders on each biannual interest payment date commencing February 28, 2001, and, if not earlier redeemed, mature on February 28, 2005. Under the terms of its current credit facility, Chesapeake is required to pay First Union, London a two percent loan guarantee fee on the outstanding loan note balance.


     The unaudited pro forma financial statements give effect to the following:

         a) The acquisition of Boxmore accounted for using the purchase method of accounting and a purchase price equal to US $315.1 million; and

         b)   The financing of the acquisition as described above.





                                -3-
     The unaudited pro forma consolidated balance sheet presents the consolidated financial position of Chesapeake assuming the acquisition of Boxmore had been consummated on December 31, 1999. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1999, present the consolidated results of operations of Chesapeake assuming the acquisition of Boxmore had been consummated as of January 1, 1999. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements of Chesapeake and Boxmore. The historical financial statements for Chesapeake are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The historical financial statements for Boxmore for the year ended December 31, 1999, are filed herein as Exhibit 99.1.

     For pro forma presentation, Boxmore's historical financial statements have been adjusted for U.S. generally accepted accounting principles ("US GAAP"). The unaudited pro forma consolidated balance sheet has been translated into U.S. dollars at the period end rate of 1.6148 U.S. dollars per pound sterling and the pro forma consolidated statement of operations has been translated into U.S. dollars at an average rate of 1.6088 U.S. dollars per pound sterling for the year ended December 31, 1999.

     The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are presented for illustrative purposes only and are not intended to be indicative of actual results that may have been achieved had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.















                                -4-
        PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                         DECEMBER 31, 1999
                           (In millions)
                            (unaudited)

                                     Historical
                              ------------------------
                                Chesapeake              Pro Forma
                               Corporation Boxmore (1) Adjustments Pro Forma
                              ------------ ----------- ----------- ---------

ASSETS:
Cash and cash equivalents        $  306.6    $ 10.0    $(229.9)(2)  $   86.7
Accounts receivable                 170.5      31.4                    201.9
Inventory                           106.7      18.9                    125.6
Other current assets                 27.1       4.1                     31.2
                                 --------    ------    -------      --------
  Total current assets              610.9      64.4     (229.9)        445.4

Property, plant and equipment       355.7     138.2       (1.4)(2)     492.5
Goodwill and intangible assets      296.4      58.0      182.3 (2)     536.7
Other assets                        110.2         -                    110.2
                                 --------    ------    -------     ---------
  Total assets                   $1,373.2    $260.6    $ (49.0)     $1,584.8
                                 ========    ======    =======      ========
LIABILITIES AND STOCKHOLDERS'
   EQUITY:
Accounts payable and
  accrued expenses               $  228.6    $ 38.5                 $  267.1
Current portion of long-term
  debt                               91.3       8.7                    100.0
                                 --------    ------    -------      --------
   Total current liabilities        319.9      47.2                    367.1

Long-term debt                      224.4      55.3    $  85.2 (2)     364.9
Other long-term liabilities          60.9      12.8                     73.7
Deferred taxes                      216.3      11.1                    227.4
                                 --------    ------    -------      --------
   Total liabilities                821.5     126.4       85.2       1,033.1

Stockholders' equity                551.7     134.2     (134.2)(2)     551.7
                                 --------    ------    -------      --------
   Total liabilities and
     stockholders' equity        $1,373.2    $260.6    $ (49.0)     $1,584.8
                                 ========    ======    =======      ========








                                -5-
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 1999
              (In millions, except per share amounts)
                            (unaudited)


                                      Historical
                               ------------------------
                                 Chesapeake              Pro Forma
                                Corporation Boxmore (1) Adjustments Pro Forma
                               ------------ ----------- ----------- ---------
Net sales                         $1,162.0    $202.4      $(7.9)(3)  $1,356.5
Costs and expenses:
  Cost of products sold              907.2     153.0       (7.9)(3)   1,052.2
                                                           (0.1)(4)
  Selling, general and
    administrative expenses          177.2      30.6        2.6 (2)     210.4
  Restructuring/special charges       38.0         -          -          38.0
                                   -------    ------     ------      --------
    Income from operations            39.6      18.8       (2.5)         55.9

Gain on sales of businesses          413.7         -                    413.7
Other income, net                     10.3      (0.8)                     9.5
Interest expense, net                (30.4)     (3.8)     (20.4)(5)     (54.6)
                                   -------    ------     ------      --------
    Income before income taxes       433.2      14.2      (22.9)        424.5

Income tax expense (benefit)         182.4       5.3       (8.4)(6)     179.3
                                   -------    ------     ------      --------
    Net income                     $ 250.8     $ 8.9     $(14.5)     $  245.2
                                   =======    ======     ======      ========

Earnings per share:

Basic earnings per share            $12.48                             $12.20
                                    ======                             ======

Diluted earnings per share          $12.29                             $12.02
                                    ======                             ======













                                -6-
             NOTES TO PRO FORMA FINANCIAL INFORMATION


1. The Boxmore historical financial statements presented include the following US GAAP adjustments:

  Change in stockholder's equity as of December 31, 1999:

  Business combinations - increase goodwill            $49.0
  Depreciation of investment properties -
    decrease in property, plant and equipment           (2.4)
  Pension liability                                     (0.8)
  Deferred taxes liability                              (1.0)
                                                       -----
     Net increase in stockholder's equity              $44.8
                                                       =====
  Change in net income for the year ended
     December 31, 1999:

  Amortization expense                                 $(3.2)
  Stock compensation expense                            (0.1)
  Foreign currency translation gain                      0.2
  Tax benefit                                            0.2
                                                       -----
      Net decrease in net income                       $(2.9)
                                                       =====

2. The following is a calculation of the estimated excess of consideration over net assets acquired ("goodwill") (in millions):

  Total consideration:
     Cash on hand                                      $229.9
     Loan notes issued                                   85.2

  Less - Historical net book value
     of net assets acquired                            (134.2)

  Preliminary purchase accounting adjustments:
     Fair value adjustment of property, plant
     and equipment                                        1.4
                                                       ------
  Estimated excess of consideration over net
     assets acquired                                   $182.3
                                                       ======

                                -7-
        NOTES TO PRO FORMA FINANCIAL INFORMATION, Continued


  Selling, general and administrative expenses were adjusted to reflect the amortization of the excess of consideration over net assets acquired ("goodwill") using a straight-line method over an assumed life of 40 years. Additionally, Boxmore's historical goodwill amortization period was adjusted from 20 to 40 years.

3. This adjustment reclassifies outbound freight expense against net sales to conform to Chesapeake's historical classification.

4. This adjustment reflects a decrease in depreciation resulting from a $1.4 million decrease in the book value of property, plant and equipment to reflect the appraised fair value.

5. This adjustment represents net interest on funds used for the purchase of Boxmore of $229.9 million at a weighted-average interest rate of 6.0% and interest expense for the Loan Notes of $85.2 million at a weighted-average interest rate of 7.75%.

6. The effective income tax rate is estimated to be 42% for the year ended December 31, 1999. The effective rate is consistent with Chesapeake's historical rate for the year ended December 31, 1999.

     In the year ended December 31, 1999, Boxmore incurred nonrecurring charges of $4.5 ($3.2 million after taxes or $.16 per diluted share) related to asset write-downs. These charges are included in the historical results of Boxmore presented in the accompanying unaudited pro forma condensed consolidated statement of operations and have not been eliminated.












                                -8-
                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CHESAPEAKE CORPORATION
                                             (Registrant)




Date:    May 4, 2000                BY:  /s/ William T. Tolley
                                             William T. Tolley
                                         Senior Vice President -
                                         Finance & Chief
                                         Financial Officer



























                                -9-